As filed with the Securities and Exchange Commission on March 31, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XpresSpa Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4988129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

254 West 31st Street, 11th Floor

New York, New York 10001

(212) 309-7549

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott R. Milford
Chief Executive Officer
XpresSpa Group, Inc.
254 West 31st Street, 11th Floor

New York, New York 10001

(212) 309-7549

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Robert J. Endicott, Esq.
Kenneth L. Henderson, Esq.
Bryan Cave Leighton Paisner LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, MO 63102
(314) 259-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated March 31, 2022

PROSPECTUS

XPRESSPA GROUP, INC.

COMMON STOCK, $0.01 PAR VALUE

4,696,134 SHARES

This prospectus relates to the resale, from time to time, of up to 4,696,134 shares of our common stock, par value $0.01 per share (“Common Stock”), by the selling stockholders named herein. On January 9, 2022, we entered into a Membership Interests Purchase Agreement (the “Purchase Agreement”) with Peter Newman, John H. Martinson and Ezra Ernst (the “Selling Stockholders”). Pursuant to the Purchase Agreement, we acquired all of the issued and outstanding membership interests of GCG Connect LLC d/b/a HyperPointe, a New Jersey limited liability company, from the Selling Stockholders in exchange for a cash payment and the issuance of 552,487 shares of our Common Stock at closing (the “Closing Shares”). In addition, the Selling Stockholders may be entitled to earn-out payments of up to $7,500,000 based on the achievement of certain milestones during the three years following the date of the Purchase Agreement. Earn-out payments, if any, may be made, at the election of the Selling Stockholders, in cash, in Common Stock, valued at $1.81 per share, or a combination thereof, such that up to a maximum of 4,143,647 additional shares of Common Stock could be issued to the Selling Stockholders if all earn-out milestones are achieved (the “Earn-out Shares”).

Pursuant to the terms of the Purchase Agreement, we are required to register the resale of (a) the shares of Common Stock issued at the closing of the transactions contemplated by the Purchase Agreement and (b) 100% of the Earn-out Shares.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by any Selling Stockholder. The Selling Stockholders may sell their respective shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may resell their respective shares of our Common Stock in the section titled “Plan of Distribution” beginning on page 8. We will pay the expenses incurred in registering the shares, including legal and accounting fees.

Our Common Stock is quoted on The Nasdaq Capital Market, or Nasdaq, under the symbol “XSPA.” On March 30, 2022, the last reported sale price of our Common Stock was $1.20 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 2 of this prospectus under the caption “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus, together with the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

We and the Selling Stockholders have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. We and the Selling Stockholders take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean XpresSpa Group, Inc., together with its subsidiaries.

ii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and a general description of the securities that may be offered for resale or other disposition by the Selling Stockholders. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

XpresSpa Group, Inc. (“XpresSpa Group”) is one of the leading global travel health and wellness services holding companies. XpresSpa Group currently has three reportable operating segments: XpresSpa®, XpresTest™, and Treat™.

XpresSpa Group’s subsidiary, Xpres Spa Holdings, LLC (“XpresSpa”), has been a global airport retailer of spa services through its XpresSpa spa locations, offering travelers premium spa services, including massage, nail and skin care, as well as spa and travel products.

In March 2020, we temporarily closed all global XpresSpa locations due to the categorization by local jurisdictions of the spa locations as “non-essential services.” XpresSpa reopened 22 locations as of December 31, 2021. We will evaluate reopening the remaining XpresSpa spa locations on a location-by-location basis as travel returns and resume normal operations at such selected locations once airport traffic returns to sufficient levels to support operations at a unit level, and achieve adequate unit-level economics, including acceptable profit levels as well as serves our longer term strategy of offering fully integrated health and wellness services.

Since the beginning of the temporary closure of our XpresSpa locations, we successfully launched our XpresCheck® Wellness Centers, through XpresSpa Group’s subsidiary XpresTest, Inc. (“XpresTest” or “XpresCheck”), offering COVID-19 and other medical diagnostic testing services to the traveling public, as well as airline, airport and concessionaire employees, and TSA and U.S. Customs and Border Protection agents. XpresCheck has entered into managed services agreements (“MSAs”) with professional medical services companies that provide health care services to patients. The medical services companies pay XpresCheck a monthly fee to operate in the XpresCheck Wellness Centers. Under the terms of the MSAs, we provide office space, equipment, supplies, non-licensed staff, and management services in return for the management fee. Also, we continue to evaluate alternative testing protocols and work in partnership with airlines and others for safe travels.

The third segment is Treat, which is operating thorough XpresSpa Group’s subsidiary, Treat, Inc. (“Treat”), launched in 2021, as our new travel, health and wellness brand transforming the way we provide care to our customers through a suite of health and wellness services supported by an integrated digital platform and a relevant retail offering to the traveling public.

Treat’s on-site centers (currently located in JFK International Airport and opening in April 2022 in Phoenix Sky Harbor International Airport and later this year in Salt Lake City International Airport) provide access to health and wellness services for travelers. Our teams provide travel-related diagnostic testing for virus, cold, flu and other illnesses as well as hydration therapy, IV drips, and vitamin injections. Travelers can purchase time blocks to use our wellness rooms to engage in interactive services like self-guided yoga, meditation and low impact weight exercises or to relax and unplug from the hectic pace of the airport and renew themselves before or after their trip.

Company Information

We were incorporated in Delaware as a corporation on January 9, 2006 and completed an initial public offering in June 2010. Our principal executive offices are located at 254 West 31st Street, 11th Floor, New York, New York 10001. Our telephone number is (212) 309-7549 and our website address is www.xpresspagroup.com. We also operate the websites www.xpresspa.com and www.treat.com. References in this prospectus to our website addresses do not constitute incorporation by reference of the information contained on the websites.

RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider all of the information appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2021, as amended, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, and our quarterly report on Form 10-Q for the quarter ended March 31, 2020, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences.

These risks and uncertainties, many of which are beyond our control, include, but are not limited to, the following:

•	the adverse effects of public health epidemics, including the recent coronavirus outbreak, on our business, results of operations and financial condition;

•	the continued closure of many US spa locations;

•	our previously identified material weakness related to our internal control over financial reporting, which remains unremediated as of the date of this prospectus;

•	our ability to develop and offer new products and services, including Treat, our new travel, health and wellness brand, and our XpresCheck Wellness Centers launched in 2020;

•	our ability to effectively deploy our available cash resources, as well as our ability raise additional capital to fund our operations and business plan, to the extent necessary;

•	general economic conditions and level of consumer and corporate spending on health, wellness and travel;

•	our ability to secure new locations, maintain or convert existing ones to XpresCheck or Treat locations, and ensure continued customer traffic at those locations;

•	our ability to hire a skilled labor force and the costs associated with that labor;

•	our ability to accurately forecast the costs associated with opening new retail locations and maintaining or converting existing ones, and the revenue derived from our retail locations;

•	performance by our Airport Concession Disadvantaged Business Enterprise partners on obligations set forth in our joint venture agreements;

•	our ability to protect our confidential information and customers’ financial data and other personal information;

•	failure or disruption to our information technology systems;

•	our ability to retain key members of our management team;

•	the loss of, or an adverse change with regard to, one or more of our significant suppliers, distributors, vendors or other business relationships;

•	unexpected events and trends in the health, wellness and travel industries;

•	market acceptance, quality, pricing, availability and useful life of our products and/or services, as well as the mix of our products and services sold;

•	competitive conditions within our industries;

•	our compliance with laws and regulations in the jurisdictions in which we do business and any new laws and regulations or changes in existing laws and regulations;

•	further regulatory actions in the healthcare sector that could impact our ability to continue operations;

•	the discontunance of EUA policies that could impact our business

•	lawsuits, claims, and investigations that may be filed against us and other events that may adversely affect our reputation; and

•	our ability to protect and maintain our intellectual property.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of shares of Common Stock under this prospectus. We will not receive any proceeds from these sales. The Selling Stockholders will pay any underwriting discounts and agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

SELLING STOCKHOLDERS

On January 9, 2022, we entered into the Purchase Agreement with the Selling Stockholders. Pursuant to the Purchase Agreement, we acquired all of the issued and outstanding membership interests of GCG Connect LLC d/b/a HyperPointe, a New Jersey limited liability company, from the Selling Stockholders in exchange for a cash payment and the issuance of 552,487 Closing Shares at closing of that transaction. In addition, the Selling Stockholders may be entitled to earn-out payments of up to $7,500,000 based on the achievement of certain milestones during the three years following the date of the Purchase Agreement. Earn-out payments, if any, may be made, at the election of the Selling Stockholders, in cash, in Common Stock, valued at $1.81 per share, or a combination thereof, such that up to a maximum of 4,143,647 Earn-out Shares could be issued to the Selling Stockholders if all earn-out milestones are achieved. The Purchase Agreement provides that in the event (and to the extent) we do not have sufficient authorized shares of Common Stock that are unissued and not duly reserved for issuance upon options, warrants or other convertible securities, then we are permitted to settle any Earn-out Payments in cash.

This prospectus relates to the offer, resale or other disposition of up to 4,696,134 shares of our Common Stock, including the shares potentially issuable to the Selling Stockholders upon achievement of earn-out milestones set forth in the Purchase Agreement. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except as described under “Material Relationships and Related Party Transactions” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus.

In addition, as part of the Purchase Agreement, each Selling Stockholder agreed that he, she or it will not publicly sell any of the Closing Shares or any of the Earn-out Shares actually issued pursuant to the Purchase Agreement in excess of the volume limitations described in excess of the volume limitations described in Rule 144(e) under the Securities Act, notwithstanding the effectiveness of the registration statement of which this prospectus is a part, during the six-month period following (i) in the case of the Closing Shares, the January 14, 2022 closing date of the transaction, and (ii) in the case of any tranche Earn-out Shares issued and delivered pursuant to the Purchase Agreement, the issuance date of such tranche of Earn-out Shares.

The table below lists the Selling Stockholders and other information regarding their beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) of shares of our Common Stock. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders as of March 28, 2022. The fourth column lists the shares of Common Stock being offered by the Selling Stockholders pursuant to this prospectus.

In accordance with the terms of the Purchase Agreement, this prospectus covers the offer, resale or other disposition of (a) the shares of Common Stock issued at the closing of the transactions contemplated by the Purchase Agreement and (b) 100% of the Earn-out Shares. Percentage ownership is based on 95,071,210 shares of Common Stock outstanding as of March 28, 2022, plus the maximum 4,143,647 Earn-out Shares that could be issued to the Selling Stockholders if all earn-out milestones are achieved.

Because each selling security holder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling security holder upon termination of this offering. See “Plan of Distribution.” For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Stockholders and further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. This information is based upon our review of public filings, our stockholder and optionholder registers and information furnished by the Selling Stockholders.

	Shares Beneficially Owned Prior to the Offering (1)		Maximum Number of Shares	Shares Beneficially Owned Subsequent to the Offering (1)(2)
Name and Address of Selling Stockholder	Shares	Percent	Offered by This Prospectus	Shares	Percent
Peter Newman (3) 4822 Ocean Blvd. Sarasota, FL 34242	2,916,395	2.9%	2,848,895	67,500	*

John H. Martinson (4) 23 South Lincoln Avenue Newtown, PA 18940	1,400,125	1.4%	1,377,625	22,500	*

Ezra T. Ernst (5) 412 Park Lane Moorestown, NJ 08057	479,614	*	469,614	10,000	*

*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(2)	Assumes for each Selling Stockholder the sale of all shares offered hereby and that the Selling Stockholders do not acquire beneficial ownership of any additional shares.
(3)	Includes up to 2,796,961 shares of Common Stock issuable to the Selling Stockholder upon achievement of earn-out milestones set forth in the Purchase Agreement.
(4)	Includes up to 932,321 shares of Common Stock issuable to the Selling Stockholder upon achievement of earn-out milestones set forth in the Purchase Agreement.
(5)	Includes up to 414,365 shares of Common Stock issuable to the Selling Stockholder upon achievement of earn-out milestones set forth in the Purchase Agreement.

Material Relationships with the Selling Stockholders

In connection with the closing of the transactions contemplated by the Purchase Agreement, Ezra Ernst accepted employment with the Company as the Chief Executive Officer of XpresTest, Inc., our subsidiary, and an Executive Vice President of the Company, effective January 14, 2022.

Consulting Services with HyperPointe

GCG Connect, LLC, d/b/a HyperPointe, a New Jersey limited liability company (“HyperPointe”), began delivering healthcare consulting services and technology to us in April 2020 to assist us in developing and deploying the technological infrastructure needed to scale the growth of our XpresCheck® business. As partial compensation for such services, in May 2021, we awarded and issued 100,000 immediately vested shares to HyperPointe in a private placement that was exempt from the registration requirements of the Securities Act under Section 4(a)(2) and Regulation D promulgated thereunder. In January 2022, immediately preceding our acquisition of all of the membership interests of HyperPointe, the 100,000 shares of restricted stock issued in May 2021 were distributed out to the Selling Stockholders in their capacity as the equityholders of HyperPointe, pro rata in accordance with their equity ownership of HyperPointe, for no consideration. The 100,000 shares of restricted stock issued in May 2021 are not covered by the resale registration statement of which this prospectus forms a part.

Agreements Related to the HyperPointe Acquisition

Purchase Agreement

On January 14, 2022, we acquired all of the equity interests in GCG HyperPointe, for an aggregate purchase price of approximately $6.6 million, plus a potential earn-out described below of up to $7.5 million (the “Acquisition”) pursuant to an acquisition agreement with all of the Selling Stockholders. Upon consummation of the transactions contemplated by the acquisition agreement, as a portion of the initial consideration for the Acquisition, we issued 552,487 shares of our Common Stock, valued at the closing reference price of $1.81, which was equal to the volume weighted average trading price of the Common Stock on the Nasdaq Global Select Market for the 30 consecutive trading day period ended December 31, 2021, to the Selling Stockholders, as the equityholders of HyperPointe.

We also agreed pursuant to an earn-out provision to issue up to an additional $7.5 million in cash or stock if certain earn-out performance targets are met during an earn-out period ending on the third anniversary of the date of the acquisition agreement. For purposes of the earn-out, the Common Stock will also be valued based on a price of $1.81 per share. The earn-out payments may be satisfied in (i) cash, (i) shares of Common Stock (also priced at $1.81), or (iii) any combination thereof, at the election of the equity owners of HyperPointe, provided that in the event (and to the extent) XpresSpa Group does not have sufficient authorized shares of Common Stock that are unissued and not duly reserved for issuance upon options, warrants or other convertible securities), then XpresSpa Group shall be permitted to settle any earn-out payments in cash. As a result, we may issue up to an additional 4,143,647 shares of our Common Stock; however, the actual number of shares that will be issued under the earn-out, if any, will depend on (i) the extent of fulfillment of the earn-out performance targets at the time of calculation of the earn-out and (ii) the elections and conditions described in the previous sentence.

In connection with the consummation of the HyperPointe acquisition, as part of the acquisition agreement, we agreed to register for resale under the Securities Act all or any portion of the shares of the common stock that the Selling Stockholders are entitled to receive under the Purchase Agreement. We were required to, on or before March 31, 2022, file the registration statement of which this prospectus forms a part registering the resale of such securities.

Employment Agreement

In connection with the consummation of the HyperPointe acquisition, we entered into an employment agreement with Ezra Ernst, one of the Selling Stockholders and the CEO of HyperPointe. Mr. Ernst continues as the CEO of HyperPointe, and also serves as CEO of XpresCheck, reporting to Scott Milford, XpresSpa Group CEO. Mr. Ernst’s responsibilities include the integration of XpresCheck’s biosurveillance screening and testing business with HyperPointe’s customer experience management technology and data management know how in the healthcare and pharmaceutical verticals.

Effective upon and subject to the closing of the Acquisition, and in connection with the Employment Agreement with Mr. Ernst, we issued options to Mr. Ernst to purchase up to an aggregate of 1,000,000 shares of Common Stock, which award was granted as an employment inducement award pursuant to NASDAQ Listing Rule 5635(c)(4) (the “Inducement Award”).

The issuance of shares of Common Stock in connection with the Acquisition, as well as the Inducement Award and the shares of common stock issuable upon exercise thereof, were made in accordance with the terms and subject to the conditions set forth in the acquisition agreement and in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act, and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder. The issuance and sale is not being conducted in connection with a public offering, and no public solicitation or advertisement will be made or relied upon in connection with the issuance of the shares.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock previously issued to the Selling Stockholders and the shares of Common Stock potentially issuable to the Selling Stockholders upon achievement of earn-out milestones set forth in the Purchase Agreement, in order to permit the Selling Stockholders to offer the shares for resale from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock or interests in shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. These dispositions may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve cross or block transactions.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	transactions on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the shares may be listed or quoted at the time of sale;

•	over-the-counter market transactions;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short-sales;

•	through the distribution of the Common Stock by any Selling Stockholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	in sales pursuant to Rule 144;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	via agreements between broker-dealers and the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer or donate the shares of Common Stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The Selling Stockholders may also sell shares short and deliver these shares to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders, individually and not severally, and any underwriters, broker-dealers or agents that participate in the distribution of the Common Stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned by any such broker-dealer on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. To the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, and the Selling Stockholders have advised us that, except as set forth in a supplement to this prospectus, in the case of an agency transaction, such commissions will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121 and, in the case of a principal transaction, any such markup or markdown will be in compliance with FINRA Rule 2121.

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus forms a part effective until the earliest to occur of (i) the first anniversary following the last date that any Earn-out Shares are actually issued pursuant to the Purchase Agreement, or (ii) the date that all of the shares of Common Stock issued or issuable pursuant to the Purchase Agreement have actually been sold, or may be sold pursuant to Rule 144 under the Securities Act without any restrictions (including as to volume or manner of sale). Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 150,000,000 shares of Common Stock, par value $0.01 per share. As of March 28, 2022, we had 95,071,210 shares of Common Stock outstanding and approximately 100 stockholders of record. The number of shares of Common Stock outstanding excludes, in each case as of March 28, 2022:

•	28,292,472 shares of Common Stock issuable upon the exercise of Common Stock warrants outstanding as of such date at a weighted average exercise price of $2.33 per share;

•	3,825,204 shares of Common Stock issuable upon the exercise of stock options at a weighted average exercise price of $2.33 per share; and

•	500,000 shares of Common Stock available for future issuance under the 2020 Equity Incentive Plan.

The following summary of certain provisions of our Common Stock does not purport to be complete. You should refer to the section of this prospectus entitled “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” and our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any then outstanding series of preferred stock.

In the event of our liquidation or dissolution, the holders of our Common Stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to any preferential rights of any then outstanding series of preferred stock. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to our Common Stock. The voting, dividend and liquidation rights of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of our existing series of preferred stock or any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC, with offices at 6201 15th Avenue, Brooklyn, New York 11219.

Stock Exchange Listing

Our Common Stock is listed for quotation on The Nasdaq Capital Market under the symbol “XSPA.”

CERTAIN PROVISIONS OF DELAWARE LAW AND OF
THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Charter Documents

Our amended and restated certificate of incorporation provides that amendments by our stockholders of our amended and restated bylaws require the approval of at least 66⅔% of the voting power of all outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company and could delay changes in management.

Our amended and restated certificate of incorporation provides that directors may be removed by our stockholders only for cause and, in addition to any other vote required by law, upon the affirmative vote of at least 66⅔% of the voting power of all outstanding securities then entitled to vote generally in the election of directors, voting together as a single class. These provisions mean that a proposal to replace one or more directors on our board of directors could be delayed until the next annual meeting.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. The amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law.

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified directors and officers. We also maintain directors’ and officers’ liability insurance. This description of the limitation of liability and indemnification provisions of our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements is qualified in its entirety by reference to these documents.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bryan Cave Leighton Paisner LLP, St. Louis, Missouri.

EXPERTS

Friedman LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this Registration Statement. Our financial statements are incorporated by reference in reliance on Friedman LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov, and on our website at http://www.xpresspagroup.com. The information contained on our website is not included or incorporated by reference into this prospectus. In addition, our Common Stock is listed for trading on The Nasdaq Capital Market under the symbol “XSPA.”

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy from the SEC’s website or our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that the Selling Stockholders sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022 (File No. 001-34785);

•	Our Current Reports on Form 8-K filed with the SEC on January 10, 2022 (excluding portions furnished under Items 2.02 and 7.01), January 21, 2022 and January 26, 2022(File Nos. 001-34785); and

•	The description of our securities contained in our Registration Statement on Form 8-A filed on March 21, 2016 (File No. 001-34785), April 29, 2013 (File No. 001-34785) and June 16, 2010 (File No. 001-34785), pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed with the SEC for purposes of updating such description; and

•	All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination or completion of the offering of securities under this prospectus (including documents filed after the initial date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting XpresSpa Group, Inc., 254 West 31st Street, 11th Floor, New York, NY 10001 Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (212) 838-3777.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses in connection with the issuance and distribution of the securities being registered.

Item	Amount
SEC registration fee	$535.46
Legal fees and expenses	$20,000
Accounting fees and expenses	$10,000
Printing fees	$5,000
Miscellaneous fees and expenses	$0
Total	$35,535.46

Item 15.	Indemnification of Directors and Officers

Delaware Law

Subsection (a) of Section 145 of the General Corporation Law of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation, as amended, provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of his or her duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (under Section 174 of the DGCL or (iv) for any transaction from which the director derives an improper personal benefit. Article V of our amended and restated by-laws provides that we shall indemnify our directors and officers, or former directors and officers, against any and all expenses and liabilities, to the fullest extent permitted by the DGCL.

We have entered into agreements to indemnify our directors and officers. These agreements, among other things, will indemnify and advance expenses to our directors and officers for all expenses, including, but not limited to, attorney’s fees, witness fees, damages, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or officer, or any other company or enterprise to which the person provides services at our request.

Item 16.	Exhibits

(a) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to our Annual Report on Form 10-K filed with the SEC on April 20, 2020)

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 10, 2020)

3.3	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to our Annual Report on Form 10-K filed with the SEC on April 1, 2019)

3.4	Amendment to Bylaws of XpresSpa Group, Inc. (incorporated by reference from Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 6, 2021)

4.1	Specimen common stock certificate (incorporated by reference from our Registration Statement on Form S-1 filed on May 18, 2010)

5.1	Opinion of Bryan Cave Leighton Paisner LLP

23.1	Consent of Friedman LLP, independent registered public accounting firm

23.2	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto)

107	Filing Fee Table

Item 17.	Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 31st day of March, 2022.

XpresSpa Group, Inc.

By:	/s/ Scott R. Milford
Scott R. Milford
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of XpresSpa Group, Inc. constitutes and appoints Scott R. Milford and Cara Soffer, and each of them, severally, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that the said attorneys-in-fact and agents and/or either of them, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott R. Milford	Chief Executive Officer and Director	March 31, 2022
Scott R. Milford	(Principal Executive Officer)

/s/ James A. Berry	Chief Financial Officer	March 31, 2022
James A. Berry	(Principal Financial Officer and Principal Accounting Officer)

/s/ Bruce T. Bernstein	Director, Chairman of the Board of Directors	March 31, 2022
Bruce T. Bernstein

/s/ Robert Weinstein	Director	March 31, 2022
Robert Weinstein

/s/ Donald E. Stout	Director	March 31, 2022
Donald E. Stout

/s/ Michael Lebowitz	Director	March 31, 2022
Michael Lebowitz